REPORT OF SHAREHOLDER MEETING  Unaudited
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On August 17, 2005, a shareholder meeting of the Oppenheimer Series Fund, Inc.
(Oppenheimer Value Fund) was held at which the eleven Trustees identified below were elected to both Funds (Proposal No. 1) and the sub-proposals in (Proposal No. 2) were approved by the Oppenheimer Value Fund as described in the Fund's proxy statement for that meeting. The following is a report of the votes cast:

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PROPOSAL NO. 1

NOMINEE                                   FOR        WITHHELD              TOTAL
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TRUSTEES
Matthew P. Fink                27,131,084.022     250,883.060     27,381,967.082
Robert G. Galli                27,104,151.422     277,815.660     27,381,967.082
Phillip A. Griffiths           27,122,224.683     259,742.399     27,381,967.082
Mary F. Miller                 27,108,544.790     273,422.292     27,381,967.082
Joel W. Motley                 27,129,378.717     252,588.365     27,381,967.082
John V. Murphy                 27,117,932.351     264,034.731     27,381,967.082
Kenneth A. Randall             27,081,245.815     300,721.267     27,381,967.082
Russell S. Reynolds, Jr.       27,094,703.832     287,263.250     27,381,967.082
Joseph M. Wikler               27,128,328.216     253,638.866     27,381,967.082
Peter I. Wold                  27,113,639.594     268,327.488     27,381,967.082
Clayton K. Yeutter             27,096,139.270     285,827.812     27,381,967.082

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PROPOSAL NO. 2: Proposal to change the policy on

               FOR       AGAINST      ABSTAIN  BROKER NON-VOTE             TOTAL
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2K: Real Estate and Commodities
    19,302,099.667   538,654.907  505,337.508    7,035,875.000    27,381,967.082
2L: Senior Securities
    19,314,271.577   499,822.506  531,997.999    7,035,875.000    27,381,967.082